Exhibit 23(j)(1) under Form N-1A
Exhibit 23 under Item 601/Reg. S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  captions "Financial Highlights"  in  each Prospectus and "Independent Registered  Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 35 to the Registration Statement (Form  N-1A,  No. 2-98491) of Federated Adjustable Rate Securities Fund, and to the incorporation by reference of our report, dated October 16, 2008, on Federated Adjustable Rate Securities Fund included in the Annual Shareholder Report for the year ended August 31, 2008.

ERNST & YOUNG LLP

Boston, Massachusetts
October 24, 2008